CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Combined Proxy Statement/Prospectus constituting part of this Registration Statement on Form N-14 (the "Registration Statement") of our report dated November 8, 2010 relating to the financial statements and financial highlights which appears in the September 30, 2010 Annual Report to Shareholders of the Vanguard Asset Allocation Fund (constituting a separate portfolio of Vanguard Malvern Funds), which is also incorporated by reference into the Registration Statement. We further consent to the references to us under the headings “Financial Highlights” and “Independent Auditor” in such Registration Statement. We also consent to the references to us under the headings "Financial Highlights", “Independent Registered Public Accounting Firm” and “Financial Statements” in the Prospectus and Statement of Additional Information of the Vanguard Asset Allocation Fund dated January 28, 2011 which is incorporated by reference into the Registration Statement.

PricewaterhouseCoopers LLP

Philadelphia, Pennsylvania
September 30, 2011